Exhibit 99.1

    Global Payment Technologies, Inc. Completes Amendment to Notes


    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--March 6, 2007--Global Payment Technologies, Inc. (NASDAQ SYMBOL:GPTX)(GPT) announced that on March 5, 2007, GPT executed an amendment to its Secured Convertible Minimum Borrowing Note and its Secured Revolving Notes dated March 15, 2004, issued to Laurus Master Fund, LTD. The definition of "Maturity Date" in each of the Notes was amended to mean "May 15, 2007." The executed amendment was in accordance with the February 8, 2007 agreement between Laurus and GPT to extend the line of credit for 60 days in exchange for a fee of $25,000.

    Global Payment Technologies, Inc. is a United States-based designer, manufacturer and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web- site for more information at http://www.gptworld.com.

    Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements.

    CONTACT: PR Financial Marketing
             Jim Blackman, 713-256-0369
             jimblackman@prfinancialmarketing.com
             or
             Global Payment Technologies, Inc.
             William McMahon, 631-231-1177 Ext. 273
             VP & CFO